Exhibit 23

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-110560 of Discover Card Master Trust I on Form S-3/A of our reports dated February 23, 2004, appearing in this Annual Report on Form 10-K of Discover Card Master Trust I for the year ended November 30, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 25, 2004